UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
November 14, 2025 (November 11, 2025)
Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
2.550% Notes due 2026	WMT26	New York Stock Exchange
1.050% Notes due 2026	WMT26A	New York Stock Exchange
1.500% Notes due 2028	WMT28C	New York Stock Exchange
4.875% Notes due 2029	WMT29B	New York Stock Exchange
5.750% Notes due 2030	WMT30B	New York Stock Exchange
1.800% Notes due 2031	WMT31A	New York Stock Exchange
5.625% Notes due 2034	WMT34	New York Stock Exchange
5.250% Notes due 2035	WMT35A	New York Stock Exchange
4.875% Notes due 2039	WMT39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 11, 2025, C. Douglas McMillon, president and chief executive officer of Walmart Inc. (the “Company”), notified the Company that he will retire from his position as president and chief executive officer, effective on the close of business on January 31, 2026. On February 1, 2026, Mr. McMillon will continue in his capacity as an executive officer of the Company, he will report to the Chairman of the Board of Directors and he will continue to be employed as an associate of the Company through January 31, 2027. Mr. McMillon will also continue his service as a director on the Board until the June 2026 Annual Shareholders’ Meeting.
(c) On November 13, 2025, the Board appointed Mr. John R. Furner, age 51, as president and chief executive officer of the Company, effective February 1, 2026. Mr. Furner was also elected to the Board on November 13, 2025. Since November 2019, Mr. Furner has served as the Company’s executive vice president and chief executive officer for Walmart U.S. and he will continue in that role through January 31, 2026. Prior to becoming the Company’s executive vice president and chief executive officer for Walmart U.S., Mr. Furner served as the executive vice president and president and chief executive officer of Sam’s Club beginning in February 2017. Mr. Furner joined the Company as an hourly associate in 1993 and over the years held leadership roles across merchandising, operations, and sourcing. No compensatory changes occurred to Mr. Furner’s compensation, with any such compensatory changes for his new position occurring in the ordinary course through the Company’s Compensation and Management Development Committee of the Board (the “CMDC”) prior to the effective date of the new position.
The Company issued a press release on November 14, 2025 announcing Mr. McMillon’s new role, the appointment of Mr. Furner in his new role and the election of Mr. Furner to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.
The following information indirectly involving Mr. Furner was also reported under Item 404(a) of Regulation S-K for the fiscal year ended January 31, 2025 (“fiscal 2025”) and was disclosed in the Company’s 2025 proxy statement filed on April 24, 2025. Jason Turner, a management associate in Walmart U.S., is the brother-in-law of Mr. Furner, an executive officer of Walmart. For fiscal 2025, Walmart paid Mr. Turner a salary of approximately $111,350, a payment pursuant to the cash incentive plan of approximately $26,600, and other benefits totaling approximately $7,300 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). In fiscal 2025, Mr. Turner also received a grant of 505 restricted stock units with a calculated value of approximately $28,900 on the date of grant. Mr. Turner continues to be an Associate of the company, and, in fiscal 2026, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2025.
The Company entered into a covenant not to compete agreement with Mr. Furner in May 2011. This covenant not to compete agreement is substantially similar to the form of covenant not to compete agreement entered into with executive officers of the Company that is attached as Exhibit 10 (p) to the Company’s Form 10-K filed on March 30, 2011. The covenant not to compete agreement prohibits Mr. Furner, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The covenant not to compete agreement also provides that, if Mr. Furner is terminated from the Company for any reason, other than his violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment, less any earnings he receives from other employment.
(d) Mr. Furner was also elected to the Board on November 13, 2025 and there were no compensatory arrangements entered into in connection with his election to the Board. Mr. Furner was also appointed to the Board’s Executive Committee.
(e) On November 13, 2025, the Company entered into an agreement with Mr. McMillon, which will continue through January 31, 2027 (the “Agreement”). Beginning February 1, 2026, Mr. McMillon’s salary will be $1.5 million on an annual basis, he will not be eligible to participate in the Company’s Management Incentive Plan following January 31, 2026, and his restricted stock and performance shares will continue to vest in the normal course through January 31, 2027. The Company will accelerate certain restricted stock grants for 11,524 shares that are scheduled to vest on January 11, 2028 and certain performance share grants for 195,898 shares (based on 100% performance, with the actual number of shares to be paid out based on fiscal 2026 performance) scheduled to vest on January 31, 2028 to instead vest on January 31, 2027, as long as Mr. McMillon remains employed with the Company through January 31, 2027. The Agreement, which also operates as an amendment to Mr. McMillon’s covenant not to compete agreement, extends the non-competition provisions through January 31, 2029, and the non-solicitation provisions through the date that is six (6) months following January 31, 2027.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

The following document is furnished as an exhibit to this Current Report on Form 8-K:
99.1	Press Release Dated November 14, 2025
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 14, 2025

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance